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                                                                    Exhibit 10.9

            ADDENDUM TO LEASE BETWEEN WALNUT BRIDGE ASSOCIATES & ATX
                    TELECOMMUNICATIONS DATED JANUARY 1, 1994

     This addendum dated November 1, 1999 does hereby increase the space leased to ATX as follows:

     Effective November 1, 1999, ATX will add to its existing lease an additional 2,500 square feet of telecommunications space on the fourth floor and 10,000 square feet of office space on the 6th floor.

     It is hereby agreed between the parties that this additional space on the fourth floor shall be added to the current lease at the same rate and terms and conditions, as stated on page two, such that the lease for this additional space shall terminate December 31, 2002 and have the same renewal option as provided in said lease.

     It is hereby agreed between the parties that this additional space on the sixth floor shall be added to the current lease as follows:

    g.   Space Location.      Sixth floor, entire floor.
    h.   Footage.             10,000 (ten thousand) square feet.
    i.   Lease Term.          November 1, 1999 to December 31, 2002.
    j.   Rent Inception.      November 1, 1999
    k.   Yearly Rental.       For the first fourteen months the rent shall be
                              $12.00 per square foot due to work in progress.
    l.   Subsequent Years.    Beginning January 1, 2001 to December 31, 2001,
                              rent shall be $12.50 per square foot. Beginning
                              January 1, 2002 to December 31, 2002 rent shall be
                              $13.00 per square foot.
    m.   Usage Restrictions.  Can use for office and telemarketing purposes.
    n.   Additional Rent.     If the space is used for any telecommunications or
                              related equipment, the rent shall be the same as
                              the rent specified in the lease for the space on
                              the fifth floor of the building.

     The new total leased space shall be 16,000 plus 12,500 or 28,500 square feet and the new yearly rental as of November 1, 1999 shall be $377,950.


/s/                     MICHAEL KARP                   /s/                       WITNESS
----------------------------------------------         ----------------------------------------------
                    Walnut Bridge Associates                                       Witness
                        General Partner

/s/                     MICHAEL KARP                   /s/                       WITNESS
----------------------------------------------         ----------------------------------------------
                     ATX Telecommunications                                      Witness
                    General Partner and CEO








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